Exhibit 10.2

EXECUTION VERSION

AGREEMENT AND GENERAL RELEASE

Affinion Group, Inc., a Delaware corporation ("Affinion" or the "Company"), Affinion Group Holdings, Inc., a Delaware corporation ("Holdings"), and Steve Upshaw (hereinafter collectively with his heirs, executors, administrators, successors and assigns, "EMPLOYEE") mutually desire to enter into this Agreement and General Release, effective as of July 4, 2014, and agree that:

EMPLOYEE is a party to an Employment Agreement, dated as of January 15, 2010 (as amended the "Employment Agreement"), with the Company and Holdings, pursuant to which EMPLOYEE served as Chief Executive Officer of Global Engagement Solutions and President of Affinion;

EMPLOYEE ceased serving as Chief Executive Officer of Global Engagement Solutions and President of Affinion, effective March 1, 2014, but remained an employee of the Company and Holdings and following a period of transition, EMPLOYEE will terminate from employment with the Company and Holdings, effective July 4, 2014;

EMPLOYEE has previously entered into (i) an Option Agreement, dated as of October 17, 2005 (the “October 2005 Option Agreement”); (ii) an Option Agreement, dated as of November 16, 2005 (the “November 2005 Option Agreement”); (iii) an Option Agreement, dated as of October 16, 2006 (the “2006 Option Agreement”); (iv) an Option Agreement, dated as of November 30, 2007 (the “2007 Option Agreement”); and (v) an Option Agreement, dated as of February 6, 2009 (the “2009 Option Agreement,” and collectively with the October 2005 Option Agreement, November 2005 Option Agreement, 2006 Option Agreement, and 2007 Option Agreement, the “Option Agreements”), in each case with Holdings;

EMPLOYEE has previously entered into a Management Investor Rights Agreement, dated as of October 17, 2005 (“MIRA”), with Holdings;

EMPLOYEE has previously entered into a Restricted Stock Unit Agreement, dated as of December 14, 2012 (the “RSU Agreement”), with Holdings;

EMPLOYEE understands that this Agreement and General Release is executed for the benefit of Affinion and Holdings (and each of the affiliates, subsidiaries, successors and assigns of Affinion and Holdings, as well as each of the directors, officers, employees and agents of Affinion and Holdings and each such other entity, as well as Apollo Management, L.P. and General Atlantic, L.P.) and that it is enforceable by either Affinion or Holdings (along with their respective successors and assigns) individually or collectively;

The terms of this Agreement and General Release are the products of mutual negotiation and compromise between the parties hereto;

The meaning, effect and terms of this Agreement and General Release have been fully explained to EMPLOYEE;

EMPLOYEE is hereby advised, in writing, by the Company that he should consult with an attorney prior to executing this Agreement and General Release;

EMPLOYEE is being afforded at least forty-five (45) days to consider the meaning and effect of this Agreement and General Release; provided, however pursuant to Section 4(d) of the Employment Agreement, if EMPLOYEE should fail to execute this Agreement and General Release within sixty (60) days following the Separation Date, as defined below, the Company shall not have any obligation to provide the payments set forth in Section 2 of this Agreement and General Release;

EMPLOYEE understands that he may revoke this Agreement and General Release for a period of seven (7) calendar days following the day he executes this Agreement and General Release and this Agreement and General Release shall not become effective or enforceable until the revocation period has expired, and no revocation has occurred. Any revocation within this period must be submitted, in writing, to the Company and state, "I hereby revoke my acceptance of your Agreement and General Release." Said revocation must be personally delivered to the Company or its designee, or mailed to the Company and postmarked within seven (7) calendar days of execution of this Agreement and General Release; and

EMPLOYEE has carefully considered other alternatives to executing this Agreement and General Release.

Steve Upshaw

Separation Agreement

July 4, 2014

NOW, THEREFORE, the parties hereto, for the full and sufficient consideration set forth below, agree as follows:

1. Pursuant to Section 3(c) of the Employment Agreement, EMPLOYEE's last date of employment with the Company is July 4, 2014 (the "Separation Date"). EMPLOYEE hereby agrees that EMPLOYEE hereby resigns from all positions in which Employee was an officer or director of the Company, Holdings, or any of their subsidiaries or other businesses, without any further action necessary, effective as of the Separation Date.   As of the Separation Date, EMPLOYEE's salary will cease, and any entitlement EMPLOYEE has or might have under a Company provided benefit plan, program or practice will terminate, except as required by federal or state law, or as otherwise described below.

a.	Salary - On or before July 4, 2014, the Company will pay EMPLOYEE all earned but unpaid base salary, less applicable withholding taxes, up to and through the Separation Date.
b.	Benefits – the Company shall continue coverage of health care only for EMPLOYEE and covered dependents through July 31, 2014, at which point
EMPLOYEE will have the option to continue coverage under COBRA;
c.

Treatment of Options – (i)  pursuant to the October 2005 Option Agreement and the Holdings 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), EMPLOYEE agrees that all of EMPLOYEE’s unvested Options (as defined in the October 2005 Option Agreement) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect effective as of the Separation Date and EMPLOYEE’s vested Options shall be treated in accordance with the terms of the October 2005 Option Agreement and the 2005 Stock Incentive Plan; (ii) pursuant to the November 2005 Option Agreement and the 2005 Stock Incentive Plan, EMPLOYEE agrees that all of EMPLOYEE’s unvested Options (as defined in the November 2005 Option Agreement) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect effective as of the Separation Date and EMPLOYEE’s vested Options shall be treated in accordance with the terms of the November 2005 Option Agreement and the 2005 Stock Incentive Plan; (iii) pursuant to the 2006 Option Agreement and the 2005 Stock Incentive Plan, EMPLOYEE agrees that all of EMPLOYEE’s unvested Options (as defined in the 2006 Option Agreement) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect effective as of the Separation Date and EMPLOYEE’s vested Options shall be treated in accordance with the terms of the 2006 Option Agreement and the 2005 Stock Incentive Plan; (iv) pursuant to the 2007 Option Agreement and the Holdings 2007 Stock Award Plan (the “2007 Stock Award Plan”), EMPLOYEE agrees that all of EMPLOYEE’s unvested Options (as defined in the 2007 Option Agreement) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect effective as of the Separation Date and EMPLOYEE’s vested Options shall be treated in accordance with the terms of the 2007 Option Agreement and the 2007 Stock Award Plan; and (v) pursuant to the 2009 Option Agreement and the Holdings 2007 Stock Award Plan, EMPLOYEE agrees that all of EMPLOYEE’s unvested Options (as defined in the 2009 Option Agreement) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect effective as of the Separation Date and EMPLOYEE’s vested Options shall be treated in accordance with the terms of the 2009 Option Agreement and the 2007 Stock Award Plan.

d.

Treatment of Holdings Common Equity – (i)  pursuant to the MIRA, EMPLOYEE agrees that if the Company so elects and following any required approval by Affinion’s compensation committee, Affinion will pay to EMPLOYEE, as contemplated by Section 5 of the MIRA, the amounts he is entitled to under the MIRA in exchange for the purchase by Holdings of the 59,220 shares of Common Stock (as defined in the MIRA) held by EMPLOYEE, and EMPLOYEE hereby agrees to sell such shares of Common Stock to Holdings at such time that Affinion makes a request to EMPLOYEE to purchase such shares; (ii) EMPLOYEE agrees to promptly deliver to Affinion, at any time hereafter upon Affinion’s reasonable request, any and all instruments which may be necessary or appropriate to evidence such sale of shares of Common Stock, including without limitation a stock purchase agreement and (iii) the provisions of Section 5(e) of the MIRA, to the extent applicable, shall apply with respect to EMPLOYEE and EMPLOYEE is not waiving any of his rights to any Additional Consideration (as defined in the MIRA) thereunder;

Steve Upshaw

Separation Agreement

July 4, 2014

2. In consideration for the execution by EMPLOYEE of this Agreement and General Release and his compliance with the promises made herein, the parties agree as follows:

a.

Severance Pay – the Company shall pay EMPLOYEE consideration in the amount of Nine Hundred Fifty Three Thousand Six Hundred and Three Dollars and Eighty Five Cents ($953,653.85), subject to applicable taxes, withholding and deductions, which will be paid as outlined in Exhibit A;

b.

Restricted Stock Unit Payment – the Company shall pay EMPLOYEE the cash value of the Restricted Stock Units (“RSUs”) granted to EMPLOYEE under the RSU Agreement in the amount of Four Hundred Twenty Thousand Dollars ($420,000.00). Such payment, which will be subject to applicable taxes, withholdings and deductions, will be paid within thirty (30) days following December 31, 2014 (i.e. the scheduled vesting date of RSUs).

c.

Outplacement – the Company shall provide EMPLOYEE with a six (6) month outplacement support services package selected at the Company’s discretion provided such services are utilized no later than six (6) months following the Separation Date.

2.

Full Release. For the consideration set forth in the Employment Agreement, for other fair and valuable consideration therefor and the consideration set forth in section 2 hereof, EMPLOYEE, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, officers, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the date of this Agreement and General Release, against the Company Entities arising out of or in any way related to EMPLOYEE’s employment or termination of his employment, or his ownership of Options (as defined in each of the Option Agreements) or RSUs; provided, however, that this shall not be a release with respect to EMPLOYEE’s right to indemnification and directors and officers insurance as provided in Section 9 of the Employment Agreement.

4. Waiver of Rights Under Other Statutes. EMPLOYEE understands that this Agreement and General Release waives all claims and rights EMPLOYEE may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Connecticut Fair Employment Practices Act; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, Connecticut) that in any way relate to EMPLOYEE’s employment or the termination of his employment.

5. Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Agreement and General Release. This Agreement and General Release is executed by EMPLOYEE without reliance on any representation by Company, Holdings or any of their agents. EMPLOYEE states that that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Agreement and General Release. EMPLOYEE hereby acknowledges that he has carefully read this Agreement and General Release and has had the opportunity to thoroughly discuss the terms of this Agreement and General Release with legal counsel of his choosing. EMPLOYEE hereby acknowledges that he fully understands the terms of this Agreement and General Release and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

6. Waiver of Rights Under the Age Discrimination Act. EMPLOYEE understands that this Agreement and General Release, and the release contained herein, waives all of his claims and rights under the ADEA. The waiver of EMPLOYEE’s rights under the ADEA does not extend to claims or rights that might arise after the date this Agreement and General Release is executed. The monies to be paid to EMPLOYEE are in addition to any sums to which EMPLOYEE would be entitled without signing this Agreement and General Release. For a period of seven (7) days following execution of this Agreement and General Release, EMPLOYEE may revoke the terms of this Agreement and General Release by a written document received by the General Counsel of the Company no later than 11:59 p.m. of the seventh day following EMPLOYEE’s execution of this Agreement and General Release. This Agreement and General Release will not be effective until said revocation period has expired. EMPLOYEE acknowledges that he has been given up to forty-five (45) days to decide whether to sign this Agreement and General Release. EMPLOYEE has been advised to consult with an attorney prior to executing this Agreement and General Release and has been given a full and fair opportunity to do so.

Steve Upshaw

Separation Agreement

July 4, 2014

7. Miscellaneous.

(a) This Agreement and General Release shall be governed in all respects by the laws of the State of Connecticut without regard to the principles of conflict of law.

(b) In the event that any one or more of the provisions of this Agreement and General Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement and General Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) This Agreement and General Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The paragraph headings used in this Agreement and General Release are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement and General Release.

(e) This Agreement and General Release represents the entire agreement between the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the Company, Holdings, and EMPLOYEE; provided, however, that Sections 5, 6, 7, 8, 9 and 10 of the Employment Agreement shall survive until the expiration of the applicable time periods set forth therein. If any dispute should arise under this Agreement and General Release, it shall be settled in accordance with the terms of the Employment Agreement.

(f) This Agreement and General Release shall be binding on the executors, heirs, administrators, successors and assigns of EMPLOYEE and the successors and assigns of Company and Holdings and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

[Signature page follows]

Steve Upshaw

Separation Agreement

July 4, 2014

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and General Release on this day of ____, 2014.

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

AFFINION GROUP, INC.

By:
Name:
Title:

Steve Upshaw

Steve Upshaw

Separation Agreement

July 4, 2014

EXHIBIT A

Check Date	Severance Payments			Comments
	Base Salary Portion	Bonus Portion	Total
July 18, 2014		$63,028.85	$63,028.85	Actual payment date will be on the next available payroll date following the effective date of the Agreement and General Release

September 26, 2014	$71,980.77	$106,144.23	$178,125.00
December 19, 2014	$71,980.77	$106,144.23	$178,125.00
March 27, 2015	$71,980.77	$106,144.23	$178,125.00
June 19, 2015	$71,980.77	$106,144.23	$178,125.00
September 25, 2015	$71,980.77	$106,144.23	$178,125.00

Total Severance Payments	$359,903.85	$593,750.00	$953,653.85